CUSHING FUNDS TRUST
SECOND AMENDMENT TO THE FUND ADMINISTRATION
SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 28th day of November, 2012, to the Fund Administration Servicing Agreement, dated as of August 30, 2010, as amended April 2, 2012 (the "Agreement"), is entered into by and between CUSHING FUNDS TRUST f/k/a CUSHING MLP FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, parties desire to amend the series of the Trust to add The Cushing Renaissance Advantage Fund and its fees, and to change the name of Trust; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Effective June 4, 2012, Cushing MLP Funds Trust became known as Cushing Funds Trust, a Delaware statutory trust.  Accordingly, all references to Cushing MLP Funds trust in the Agreement were replaced with Cushing Funds Trust.

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.
Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Exhibit B-1, fees for The Cushing Renaissance Advantage Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CUSHING FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jerry V. Swank	By: /s/ Michael R. McVoy
Printed Name: Jerry V. Swank	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

11/2012

Amended Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Cushing Funds Trust

Name of Series
The Cushing MLP Premier Fund
The Cushing Royalty Energy Income Fund
The Cushing Renaissance Advantage Fund

11/2012

Amended Exhibit B to the
Fund Administration Servicing Agreement
FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE at August, 2010 – Fees for The Cushing MLP Premier Fund and The Cushing Royalty Energy Income Fund

Domestic Funds
Annual Fee Based Upon Average Net Assets Per Fund*
8 basis points on the first $_____ million
7 basis points on the next $_____ million
4 basis points on the balance
Minimum annual fee:  $_____ per fund portfolio

International Funds
Annual Fee Based Upon Average Net Assets Per Fund*
9 basis points on the first $_____ million
8 basis points on the next $_____ million
6 basis points on the next $_____ million
4 basis points on the balance
Minimum annual fee:  $_____ per fund portfolio

Services Included in Annual Fee Per Fund
▪  Advisor Information Source Web portal

Chief Compliance Officer Support Fee*
▪  $_____ /year

Multiple Classes – Add the following for each class beyond the first class:
▪  $_____ base fee

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of Directors or Trustees meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – USBFS legal administration (e.g., registration statement update), daily performance reporting, daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

11/2012

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at August, 2010 – Fees for The Cushing MLP Premier Fund and The Cushing Royalty Energy Income Fund

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪  1 basis point on assets
▪  $_____ additional minimum

Additional Services:
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $_____ /project
▪  Subsequent new share class launch – $_____ /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
▪  Performance Service – $_____ /CUSIP per month
▪  Setup – $_____ /CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $_____ setup /FTP site

Daily Compliance Services (Charles River)
▪  Base fee – $_____ /fund per year
▪  Setup – $_____/fund group
▪  Data Feed  – $_____ /security per month

Section 15(c) Reporting
▪  $_____ /fund per report – first class
▪  $_____ /additional class report

Equity Attribution
▪  $_____ first user
▪  $_____ 2nd user
▪  $_____ thereafter
▪  Plus, $_____ - $_____ annually

Electronic Board Materials
▪  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪  Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪  Complete application, data and user security – data encryption and password protected
▪  On-line customized board materials preparation workflow
▪  Includes web-based and local/off-line versions
▪  Includes complete initial and ongoing user training
▪  Includes 24/7/365 access via toll free number
▪  Includes remote diagnostics for each user, including firewall and network issues
▪  Triple server backup / failover

Annual Fee
▪  $_____ /year (includes 10 external users)
▪  $_____ /year per additional user
▪  $_____ implementation/setup fee

Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪  $_____ /fund per month
▪  $_____ /fund per month for clients using an external administration service
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed

11/2012

Exhibit B-1 to the Fund Administration Servicing Agreement

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE at November, 2012 – THE CUSHING RENAISSANCE ADVANTAGE FUND

Domestic Funds
Annual Fee Based Upon Average Net Assets Per Fund*
7 basis points on the first $_____ million
6 basis points on the next $_____ million
4 basis points on the balance
Minimum annual fee:  $_____ per fund portfolio

International/Global Funds
Annual Fee Based Upon Average Net Assets Per Fund*
9 basis points on the first $_____ million
8 basis points on the next $_____ million
6 basis points on the next $_____ million
4 basis points on the balance
Minimum annual fee:  $_____ per fund portfolio

Chief Compliance Officer Support Fee*
▪  $_____ /year

Multiple Classes – Add the following for each class beyond the first class:
▪  $_____ base fee

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs (including GICS, MSCI, etc), proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services –  subsequent new fund launch, daily performance reporting, daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*IMPORTANT NOTE: MINIMUM ANNUAL BASE FEE WILL BE DISCOUNTED 40% UNTIL TOTAL NET ASSETS EXCEED $50 MILLION OR 36 MONTHS OF OPERATION, WHICHEVER COMES FIRST.

Fees are billed monthly.

11/2012

Exhibit B-1 (continued) to the Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at November, 2012 – THE CUSHING RENAISSANCE ADVANTAGE FUND

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:

Additional Services:
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $_____ /project
▪  Subsequent new share class launch – $_____ /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements
▪  Expedited filings – as negotiated based upon specific requirements
▪  Asset conversion – as negotiated based upon specific requirements
▪  Fulcrum fee – as negotiated based upon specific requirements
▪  Exemptive applications – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Fund and/or Sub-Advisor Performance Reporting
▪  Performance Service – $_____ /CUSIP per month
▪  Setup – $_____ /CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $_____ setup /FTP site

Daily Compliance Services (Charles River)
▪  Base fee – $_____ /fund per year
▪  Setup – $_____ /fund group
▪  Data Feed  – $_____ /security per month

Section 15(c) Reporting
▪  $_____ /fund per report – first class
▪  $_____ /additional class report

Equity Attribution (Morningstar Direct)
▪  Fees are dependent upon portfolio makeup

Bookmark Electronic Board Book Portal
▪  USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪  Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪  Features password-protected, encrypted servers with automatic failover.
▪  Training and ongoing system support.
▪  Accessible from your smart phone or iPad.
▪  Allows multiple users to access materials concurrently.
▪  Searchable archive.
▪  Ability to make personal comments.

Annual Fee
▪  0 - 10 users - $_____ (includes 3 GB of storage)
▪  10 - 20 users - $_____
▪  20 - 30 users - $_____
▪  30 - 40 users - $_____

Additional storage:
▪  3 GB included in annual charge
▪  $_____ for each additional 5 GB of storage

11/2012